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FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This First Amendment to Forbearance Agreement (the “Amendment”) is made and entered into as of May 11, 2016 (the “Effective Date”) by and between DraftDay Fantasy Sports, Inc. (formerly known as Viggle Inc.) (“DDFSI”) and AmossyKlein Family Holdings, LLLP (“AmossyKlein”), in its capacity as agent and attorney in fact for all of the former stockholders and note holders of Choose Digital Inc. (“Choose Digital”) who did not dissent from the merger transaction entered into with DDFSI in 2014 (collectively, the “Stockholders”). DDFSI and AmossyKlein are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Forbearance Agreement (the “Forbearance Agreement”) on July 31, 2015;

WHEREAS, DDFSI failed to make the $1,754,128.10 payment due to AmossyKlein on January 29, 2016 (the “January 29 Payment”), and thereby breached its obligations under Paragraph 1 of the Forbearance Agreement; and
WHEREAS, DDFSI has requested that AmossyKlein forbear from immediately exercising its remedies under the Forbearance Agreement, so that DDFSI can pay the remaining amounts due to AmossyKlein in a series of installment payments.
NOW, THEREFORE, in consideration of the recitals set forth above and promises made herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.    DDFSI unconditionally and irrevocably agrees to make the following payments (the “Amended Installment Payments”) to AmossyKlein on the schedule set forth below. Each Amended Installment Payment shall include 9% interest on the outstanding balance of the January 29 Payment, and the first Amended Installment Payment shall include the attorneys’ fees AmossyKlein has incurred in connection with seeking to collect the January 29 Payment. Such amounts shall be wired to AmossyKlein on the schedule provided below:

May 18, 2016 -- $200,000.00 + $58,500.00 (legal fees) + $47,577.72 (interest) = $306,077.72;

June 17, 2016 -- $100,000.00 + $11,496.29 (interest) = $111,496.29;

July 15, 2016 -- $100,000.00 + $10,039.46 (interest) = $110,039.46;

August 15, 2016 -- $100,000.00 + $10,350.73 (interest) = $110,350.73;

September 15, 2016 -- $100,000.00 + $9,586.35 (interest) = $109,586.35;

October 14, 2016 -- $100,000.00 + $8,252.81 (interest) = $108,252.81;

November 15, 2016 -- $100,000.00 + $8,317.50 (interest) = $108,317.50;

December 15, 2016 -- $100,000.00 + $7,057.93 (interest) = $107,057.93;

January 16, 2017 -- $100,000.00 + $6,739.42 (interest) = $106,739.42;

February 15, 2017 -- $100,000.00 + $5,578.48 (interest) = $105,578.48;

March 15, 2017 -- $100,000.00 + $4,516.17 (interest) = $104,516.17;

April 14, 2017 -- $100,000.00 + $4,099.03 (interest) = $104,099.03;

May 15, 2017 -- $100,000.00 + $3,471.28 (interest) = $103,471.28;

June 15, 2017 -- $100,000.00 + 2,706.90 (interest) = $102,706.90;

July 14, 2017 -- $100,000.00 + $1,817.19 (interest) = $101,817.19;

August 15, 2017 -- $100,000.00 + $1,216.13 (interest) = $101,216.13;

September 15, 2017 -- $54,128.10 + $413.75 (interest) = $54,541.85.

2.    In addition to making the Amended Installment Payments, DDFSI shall also deliver to AmossyKlein as expeditiously as possible, but in all events before DDFSI closes or terminates its proposed acquisition of Rant, Inc. (“Rant”), 100,000 shares of common stock of Perk.com, Inc. (the “Collateral”), which AmossyKlein shall hold as collateral for the amounts due hereunder. DDFSI shall not, for as long as it has any liability to AmossyKlein, grant any new or additional security interests in the Collateral (unless subordinate to AmossyKlein’s senior security interest in the Collateral), or attempt to alter or subordinate AmossyKlein’s senior security interest in the Collateral. In addition, to the extent DDFSI consummates its proposed acquisition of Rant, DDFSI shall provide AmossyKlein with an intercreditor agreement or acknowledgement executed by Rant which provides that any security interest acquired by Rant in assets of DDFSI shall be subordinate to AmossyKlein’s senior, first priority security interest in the Collateral. AmossyKlein shall, within five (5) business days after DDFSI’s payment of all amounts due under Paragraph 1 above, return the Collateral to DDFSI.

3.    In addition to the obligations set forth in Paragraphs 1 and 2 above, DDFSI shall also deliver to AmossyKlein upon execution of this agreement an Affidavit of Confession of Judgment, executed by an authorized officer of DDFSI, that: (i) memorializes the change in DDFSI’s corporate name from Viggle Inc. to DraftDay Fantasy Sports, Inc.; and (ii) confesses judgment in favor of AmossyKlein for the full amount of the January 29 Payment, plus interest at a rate of 9% per annum on that amount from January 29, 2016 until the date Judgment is entered, plus all of AmossyKlein’s costs and fees (including attorneys’ fees incurred in connection with seeking collection of the January 29 Payment), minus the amount of any Amended Installment Payments that have been paid prior to entry of Judgment.

4.    DDFSI further agrees that if any of the Amended Installment Payments are not made as set forth in Paragraph 1 above or DDFSI fails to deliver the Collateral as required by Paragraph 2 above: (i) AmossyKlein may immediately seek to enter and enforce the Affidavit of Confession of Judgment referenced in Paragraph 3 above and foreclose on the Collateral; (ii) DDFSI will not take any action to interfere with, hinder or enjoin AmossyKlein’s efforts to enter or enforce the Affidavit of Confession of Judgment or foreclose on the Collateral; and (iii) to the extent the Clerk of the Court initially rejects the Affidavit of Confession of Judgment, DDFSI shall cooperate with AmossyKlein to modify the Affidavit of Confession of Judgment so that it can be entered and enforced.

5.    In the event that DDFSI shall consummate a public offering of equity or shall dispose of a substantial asset (“substantial” meaning any asset sold, transferred or assigned for consideration in excess of $500,000), DDFSI shall allocate all net cash proceeds from the transaction that remain after payment of fees to DDFSI’s professional advisors (for services rendered in connection with the equity offering or asset disposition) and necessary expenses in connection with closing the transaction to the remaining installments due hereunder (in reverse order). For the avoidance of doubt, DDFSI shall not allocate any proceeds from a public offering of equity or disposition of a substantial asset to affiliates of DDFSI or Robert F.X. Sillerman unless and until all payments due to AmossyKlein hereunder have been paid in full.

6.    Except as specifically modified hereby, the Forbearance Agreement and each of the terms thereof shall remain in full force and effect.

7.    This Amendment shall not be modified, altered, amended, or vacated without the prior written consent of each of the Parties hereto.

8.    Each person who executes this Amendment on behalf of a Party hereto represents that he or she is duly authorized to do so.

9.    This Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same document.

Signatures on following page

DRAFTDAY FANTASY SPORTS, INC.
(formerly known as Viggle Inc.)

By:
Name:
Title:

AMOSSYKLEIN FAMILY HOLDINGS,
LLLP, in its capacity as stockholders’ agent for the non-dissenting stockholders and note holders of Choose Digital Inc.

By:
Name:
Title